UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NTN Buzztime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When	Friday, June 7, 2019, 9:00 a.m. Pacific Time

Where	Online via a live audio webcast at www.virtualshareholdermeeting.com/NTN2019.

Items of Business

1.     To elect six directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.     To approve the NTN Buzztime, Inc. 2019 Performance Incentive Plan;

3.     To vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

4.     To vote on a non-binding advisory basis regarding the frequency of future voting on the non-binding advisory vote on the compensation of our named executive officers; and

5.     To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Record Date	April 10, 2019. Only stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

How to Vote	Please vote your shares promptly to ensure the presence of a quorum at the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card. Please follow the instructions beginning on page 3 of the accompanying proxy statement to vote.

Carlsbad, California April 26, 2019	By Order of the Board of Directors,
/s/ Sandra Gurrola
Sandra Gurrola Vice President of Finance and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 7, 2019: The Proxy Statement and Annual Report to Stockholders are available at http://buzztime.com/investors/investor-relations-financial-reports

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

GENERAL ANNUAL MEETING INFORMATION

General

NTN Buzztime, Inc. (“NTN Buzztime,” “we,” “us,” “our” or the “Company”) has prepared these materials for use at its 2019 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. As we have experienced, hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.

The Annual Meeting is scheduled to begin at 9:00 a.m. Pacific Time, on June 7, 2019. As discussed in more detail below, you will be able to attend the Annual Meeting online and submit your questions and vote during the meeting online by visiting www.virtualshareholdermeeting.com/NTN2019. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement during the meeting. However, you may vote your shares by simply following the instructions below to vote via the Internet, by telephone or by mail. Even if you intend to attend the Annual Meeting online, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.

The proxy materials were first sent or made available to stockholders on or about April 26, 2019. We are soliciting proxies pursuant to this Proxy Statement for use at the Annual Meeting. The mailing address of our principal executive offices has changed and is now 1800 Aston Avenue, Suite 100, Carlsbad, California 92008.

Notice of Internet Availability of Proxy Materials

In accordance with rules of the Securities and Exchange Commission (“SEC”), we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of our proxy materials, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) has been sent to stockholders instead of mailing printed copies. The Notice of Internet Availability provides instructions on how to access our proxy materials via the Internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Attending and Participating in the Virtual Annual Meeting

Only stockholders of record at the close of business on April 10, 2019, the record date for the Annual Meeting, and those who hold a valid proxy on their behalf, will be entitled to attend and vote at the Annual Meeting. We expect the audio webcast of the Annual Meeting to begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin at 8:45 a.m. Pacific Time and we suggest checking-in at that time to allow ample time for the check-in procedures. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.

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Stockholders of Record. If your shares were registered directly in your name with our transfer agent at the close of business on the record date, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTN2019 and using your 16-digit control number on your Notice of Internet Availability or your proxy card (if you received a printed copy of our proxy materials) to access the meeting.

Beneficial Owners of Shares Held in Street Name. If your shares were held in an account at a brokerage firm, bank, dealer or other similar organization at the close of business on the record date, then you are a beneficial owner of shares held in “street name,” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of the Annual Meeting. You are invited to attend the Annual Meeting online. However, because you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a legal proxy from your broker or other organization that holds your account. We suggest that you contact your broker or other organization for additional information.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendations

The proposals you will be asked to vote on and the recommendations of our board of directors are:

Proposal		Voting Recommendation
1.	To elect six directors to hold office until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.	FOR

2.	To approve the NTN Buzztime, Inc. 2019 Performance Incentive Plan.	FOR

3.	To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.	FOR

4.	To vote on a non-binding advisory basis regarding the frequency of future voting on the non-binding advisory vote on the compensation of our named executive officers.	FOR

5.	To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR

Except for the proposals described above, our board of directors is not aware of any other matters that may be properly presented for a vote at the Annual Meeting. However, if a matter requiring a vote of our stockholders is properly presented for a vote during the Annual Meeting, the recommended vote of our board of directors will be communicated to stockholders present at the Annual Meeting at that time and the proxy holders intend to vote the shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors.

Record Date and Voting

Our common stock is the only class of voting stock outstanding. Each share of our common stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date, April 10, 2019, are entitled to notice of and to vote at the Annual Meeting. There were approximately 2,878,096 shares of our common stock outstanding as of the close of business on the record date.

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How to Vote

Stockholders of Record. If you are a stockholder of record of shares of our stock, there are four ways to vote:

●	Online During the Annual Meeting. You may vote online during the Annual Meeting through the link www.virtualshareholdermeeting.com/NTN2019. The 16-digit control number provided on your Notice of Internet Availability or proxy card is necessary to access this site.

●	Via the Internet. You may instruct the proxies how to vote your shares via the Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2019. Have the Notice of Internet Availability or your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

●	By Telephone. You may instruct the proxies how to vote your shares by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2019. Have the Notice of Internet Availability or your proxy card in hand when you call and then follow the instructions.

●	By Mail. You may instruct the proxies how to vote your shares by completing the proxy card and mailing it back in the envelope provided.

The proxy holders identified in the proxy card will vote all shares of our stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted for the election of each director nominee nominated by our board of directors, in favor of Proposals 2, 3 and 5 and, with respect to Proposal 4, in favor of holding future advisory votes on the compensation of our named executive officers every three years. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our board of directors.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares of our stock held in street name, you should have received a notice containing voting instructions from the organization that holds your shares (e.g., the brokerage firm, bank, or dealer). Follow the instructions provided by that organization to ensure that your vote is counted. If you wish to vote online during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, dealer or other similar organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What happens if I do not vote or provide voting instructions?

Stockholders of Record. If you are a stockholder of record and do not vote by telephone, through the Internet, by completing a proxy card or online during the Annual Meeting, your shares will not be voted.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, and if you do not submit voting instructions to the brokerage firm, bank, dealer or other similar organization that holds your shares, that organization may generally vote your shares in its discretion on proposals designated as “routine” under the rules of the New York Stock Exchange (“NYSE”) but that organization cannot vote on “non-routine” proposals. If the organization that holds your shares does not receive voting instructions from you on a non-routine proposal, that organization will inform the inspector of elections that it does not have the authority to vote on that proposal with respect to your shares. This is generally referred to as a “broker non-vote.”

Proposal 5 (the proposal to ratify the appointment of Squar Milner LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2019) is considered a routine proposal under NYSE rules. All of the other proposals described in this Proxy Statement are considered non-routine proposals under NYSE rules. Accordingly, if you hold your shares in street name and you do not submit voting instructions to the brokerage firm, bank, dealer or other similar organization that holds your shares, that organization may exercise its discretion to vote your shares on Proposal 5 but will not be permitted to vote your shares on Proposals 1, 2, 3, or 4.

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Revocability of Proxies

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy instructions at any time before your shares have been voted by:

●	delivering a written notice of revocation to our Secretary;
●	delivering later-dated proxy instructions (either by returning a later-dated proxy card or delivering your voting instructions again by telephone or the Internet (only your latest telephone or Internet voting instructions submitted before 11:59 p.m. Eastern Time on June 6, 2019 will be counted)); or
●	attending the Annual Meeting online and voting online during the meeting before polls close (please note that attending the Annual Meeting, in and of itself, will not revoke your proxy instructions).

Any written notice of revocation or later-dated proxy card should be delivered to the address below so that it is received by our Secretary by the close of business on June 6, 2019.

NTN Buzztime, Inc.

Attention: Secretary

1800 Aston Avenue, Suite 100

Carlsbad, California 92008

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Quorum

The presence, in person (including by remote communication via the audio webcast of the Annual Meeting) or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will be counted as present for purposes of determining the presence of a quorum. If you submit a properly executed proxy via the Internet or by telephone or by mail, regardless of whether you abstain from voting on one or more proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting. The inspector of elections will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

Solicitation

We will bear the cost of soliciting proxies pursuant to this Proxy Statement. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders of record, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of our stock. We will reimburse such parties for their reasonable expenses in forwarding our solicitation materials to beneficial owners. In addition to solicitations by mail, our directors, officers, and employees, without additional compensation, may solicit proxies on our behalf in person, by phone, or by electronic communication.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

As further discussed under “Board of Directors and Corporate Governance—Director Nominations,” below, the nominating and corporate governance/compensation committee (“N&CG/C Committee”) of our board of directors considers new candidates for our board of directors suggested by current members of our board of directors, management and stockholders. There are no differences in the manner in which the N&CG/C Committee evaluates director nominees based on whether the nominee is recommended by a stockholder or by current members of our board of directors or by management. The N&CG/C Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies.

To determine the appropriate mix of professional experiences, expertise and backgrounds for our board of directors and its committees, the N&CG/C Committee and our entire board of directors discuss the composition of our board of directors during the year. Based upon the recommendation of the N&CG/C Committee, our board of directors selected the nominees identified in the table below for election as directors at the Annual Meeting. These nominees allow us to benefit both from the deep company and industry knowledge of our longer-serving directors and the fresh perspectives brought by our newer directors, two of whom joined our board of directors less than two years ago.

Name	Age	Director Since
Jeff Berg	59	2008
Ram Krishnan	43	2014
Steve Mitgang	57	2010
Richard Simtob	49	2017
Gregory Thomas	58	2017
Paul Yanover	52	2012

Each nominee identified above is currently serving on our board of directors and each has indicated a willingness to continue to serve as a director if elected. If any of them should decline or be unable to serve as a director, however, the proxy holders will vote for the election of another person as our board of directors recommends. If elected, nominees will hold office until our 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

Jeff Berg has served on our board of directors since August 2008 and as chairman of our board of directors since November 2008. From July 2012 until September 2014, he served as our chief executive officer. Mr. Berg has served as chief executive officer of Surfline/Wavetrack Inc., a digital media business, since May 2015, and as chairman of its board of directors since 2001. Mr. Berg is a private investor currently serving as the managing member of the General Partner of Matador Capital Partners, LP, an investment partnership he founded in 2007. He was also the lead director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company he co-founded in 1999, until it was sold in December 2009 to Billabong International. From July 2000 to April 2001, Mr. Berg served as interim chief executive officer of Swell. He was also founder and sole stockholder of Airborne Media LLC, a specialty media company he founded in 2006, which operated web sites and published magazines and other niche-market print products until it sold the majority of its assets in 2009. Between 1995 and 2000, Mr. Berg was chairman of the board of directors of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms. Mr. Berg has over 20 years of experience as a professional investor. From 1994 to 2006, he served as the chief investment officer of Matador Capital Management, and prior to that time, he worked for nine years at Raymond James Financial as a securities analyst. Mr. Berg holds a B.S. in Business Administration from the University of Florida. Mr. Berg was chosen to serve on our board of directors because of his experience with out-of-home and digital media, as well as Mr. Berg being a significant stockholder of our Company.

Ram Krishnan was appointed as our chief executive officer and to our board of directors in September 2014. From November 2011 until March 2014, Mr. Krishnan served as senior vice president of Active Network, a cloud-based activity and participant management solutions provider. From May 2008 to November 2011, Mr. Krishnan served as the global vice president and general manager of GE Healthcare. Mr. Krishnan was chosen to serve on our board of directors because of our boards’ belief that our chief executive officer should serve on our board of directors, as well as Mr. Krishnan’s substantial business development experience, leadership skills and extensive experience in transitioning businesses through changing market and business conditions.

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Steve Mitgang has served on our board of directors since August 2010. Since June 2012, Mr. Mitgang has been serving as chief executive officer of SmartDrive Systems, a company that provides driving intelligence solutions that improve safety, reduce collisions and improve fuel efficiency, and he also has served on SmartDrive’s board of directors since June 2012. From February 2011 until December 2013, he served on the board of directors of MapMyFitness, Inc., an online business featuring fitness-oriented social networks and training applications. From 2007 to 2009, Mr. Mitgang was the president and chief executive officer of Veoh Networks, an Internet television company. Prior to his tenure at Veoh Networks, Mr. Mitgang worked at Yahoo! from 2003 to 2007. Mr. Mitgang joined Yahoo! after its acquisition of Overture Services, where he was the head of the performance marketing group. From 2001 to 2003, Mr. Mitgang was president and chief executive officer of Keylime Software, a web analytics company that was acquired by Overture Services during Mr. Mitgang’s leadership. Mr. Mitgang holds a degree in Architecture from the University of California, Berkeley. Mr. Mitgang was chosen to serve on our board of directors because of his extensive experience in business development, marketing and advertising within the digital media and technology industries, as well as his experience in electronic hardware, firmware and supply chains, and the related infrastructure and processes.

Richard Simtob was appointed to serve on our board of directors in July 2017. Since January 2001, Mr. Simtob has been serving as president of Simtob Consulting Group Corporation. Mr. Simtob is a minority-owner of Zoup! Holding, LLC, a company that operates and franchises fast-casual soup restaurants and has been serving as vice president since January 2018. Since April 2010, he has served as one of its directors, and served as its president from April 2010 to December 2017. From January 2004 through July 2009, Mr. Simtob was also a partner at Wireless Toyz Franchise, LLC, a cellular service provider, where he also served in various roles such as vice president of development, chief financial officer and chief operating officer. Mr. Simtob owns a Michigan-based driving school and eight swim school locations. Mr. Simtob studied at the University of Western Ontario. Mr. Simtob was chosen to serve on our board of directors because of his extensive experience in the restaurant industry.

Gregg Thomas was appointed to serve on our board of directors in July 2017. In December 1994, Mr. Thomas founded CFO Advisors, LLC, a financial services and advisory firm for the restaurant and retail industry, and where he has been serving as partner. He began his career at Plante Moran, where he earned his CPA. Mr. Thomas holds a B.S. in accounting from the University of Michigan and a masters in taxation from Walsh College. Mr. Thomas was chosen to serve on our board of directors because of his experience in the restaurant industry and his financial and accounting background.

Paul Yanover has served on our board of directors since July 2012. Mr. Yanover currently serves as president of Fandango, LLC, a position he has held since October 2012. From February 2011 to September 2012, he served as president of Lookout Interactive Media, a consulting practice focused on strategy, product development, marketing and monetization for digital media, technology and entertainment companies. From June 2006 to January 2011, Mr. Yanover served as executive vice president and managing director of Disney Online. From December 2001 to June 2006, he was senior vice president in charge of Disney’s Parks and Resorts Online and was a founding executive of the Buena Vista Game Entertainment Studio, a startup within Disney. From July 1999 to December 2001, Mr. Yanover was co-founder and chief executive officer of Ceiva Logic, a consumer electronics company. Since June 2011, Mr. Yanover has served on the board of directors of Clarity Media Group, LLC, a media company. Mr. Yanover holds a double honors Bachelor of Science degree in computer science and economics from the University of Western Ontario, and a Master of Computer Science from the University of Southern California. Mr. Yanover was chosen to serve on our board of directors because of his extensive experience in developing and monetizing digital media, marketing and game environments.

Required Vote. The election of directors is determined by a plurality of the votes cast. Assuming a quorum is present, the six nominees receiving the highest number of affirmative votes will be elected as directors. Withheld votes, abstentions and broker non-votes will not have any effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED IN THIS PROPOSAL.

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PROPOSAL 2
APPROVAL OF THE NTN BUZZTIME, INC.

2019 PERFORMANCE INCENTIVE PLAN.

We are asking our stockholders to approve the adoption of the NTN Buzztime, Inc. 2019 Performance Incentive Plan (the “2019 Plan”). We have long had in effect incentive plans that have allowed us to grant various type of incentive awards to our employees (including our executive officers), non-employee directors and consultants. All of these plans, other than our existing 2010 Performance Incentive Plan (as amended, “2010 Plan”), have expired; the 2010 Plan expires in February 2020 and as of April 10, 2019, there were only approximately 11,000 shares available for future awards under the 2010 Plan. The 2019 Plan is intended to be a successor to the 2010 Plan to allow us to continue to grant various type of incentive awards to our employees (including our executive officers), non-employee directors and consultants. If the 2019 Plan is approved by our stockholders, no future grants will be made under the 2010 Plan. A copy of the 2019 Plan is attached as Exhibit A to this proxy statement.

The 2019 Plan was adopted, subject to stockholder approval, by our board of directors, upon the recommendation of our N&CG/C Committee, on April 8, 2019.

Similar to the 2010 Plan, the 2019 Plan will permit the discretionary award of incentive stock options (“ISO”), nonstatutory stock options (“NSO”), restricted stock, stock units, stock appreciation rights (“SARs”) and awards in the form of cash incentive opportunities to employees, non-employee directors and consultants. Such awards may be granted commencing on the date of board approval of the 2019 Plan and continuing through April 7, 2029 or the earlier termination of the 2019 Plan, subject to obtaining stockholder approval. If stockholders do not approve the 2019 Plan by April 8, 2020, the 2019 Plan will terminate and any then-outstanding awards granted thereunder will be forfeited without consideration.

As of April 11, 2019, the fair market value of a share of our common stock (as determined by the closing price on the NYSE American on such date) was $3.91.

Our board of directors encourages stockholders to consider the following when considering whether to approve the 2019 Plan:

●	Achieving superior long-term results always has been a primary objective for us and therefore it is essential that employees, non-employee directors and consultants think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of stockholders and employees, non-employee directors and consultants. Accordingly, we have a history of issuing stock-based awards as a long term incentive to attract, motivate and retain employees and non-employee directors. If stockholders do not approve the 2019 Plan, then our ability to grant stock-based awards to valued employees, non-employee directors and consultants in the future will be substantially limited.

●	Our employees are our most valuable asset. Our ability to grant stock-based awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals in a competitive marketplace. If stockholders do not approve the 2019 Plan, we would be at a competitive disadvantage in each of these areas and would need to resort to providing short term incentive or direct immediate compensation, likely in the form of cash, to prevent a loss of management and other employees and to continue to attract high caliber executives and employees for our future needs.

●	A balanced approach to executive compensation, using a mix of salaries, performance-based bonus incentives and long term equity incentives, helps facilitate management decisions that favor longer term stability, profitability and strength over transitory short-term results.

●	The 240,000 new shares of common stock that would become available for grant under the 2019 Plan represent approximately only 8.3% of the number of shares of common stock that are currently outstanding.

●	The complete text of the 2019 Plan is attached as Exhibit A to this Proxy Statement. Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A. If there is any inconsistency between this Proposal 2 and the 2019 Plan terms or if there is any inaccuracy in this Proposal 2, the terms of the 2019 Plan govern.

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Key Features of the 2019 Plan

Below is a summary of certain key features of the 2019 Plan:

●	The 2019 Plan will have a maximum of 240,000 shares of our common stock reserved for issuance.

●	Various types of stock-based awards may be issued. Awards in the form of cash incentive opportunities may also be issued.

●	The 2019 Plan is generally administered by a committee comprised solely of members of our board of directors. Our board of directors has determined that the 2019 Plan will be administered by the N&CG/C Committee (in this context, the “2019 Plan Committee”).

●	Employees, directors and consultants are eligible to receive awards. The 2019 Plan Committee has the discretion to determine who receives awards and the terms of such awards.

●	Stock options and SARs may not be granted at a per share exercise price below the fair market value of our common stock on the date of grant.

●	Stock options and SARs may not be repriced without stockholder approval.

●	The 2019 Plan does not contain an annual “evergreen” provision.

●	The 2019 Plan contains a clawback policy under which we may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant and (iii) effect any other right of recoupment of equity or other compensation provided under the plan or otherwise in accordance with company policies and/or applicable law.

●	If not terminated earlier by our board of directors, the 2019 Plan will terminate on April 7, 2029.

Description of the 2019 Plan

Eligibility to Receive Awards. Our employees, directors and consultants and those of our affiliates (“Awardees”) are eligible to receive awards under the 2019 Plan. The 2019 Plan Committee determines, in its discretion, the individuals who will be granted awards under the 2019 Plan. As of April 10, 2019, approximately 384 full- and part-time employees (including 2 officers and 1 employee director) and 5 non-employee directors would be eligible to participate in the 2019 Plan. Over the past several years, we have not granted awards under our incentive plans to part-time employees and currently do not intend to do so in the future.

Shares Subject to the 2019 Plan. The maximum number of shares of our common stock that can be issued under the 2019 Plan is 240,000. The shares underlying forfeited or terminated awards will become available again for issuance under the 2019 Plan and shares that are withheld to pay an award’s exercise price or tax withholding obligations will not count against the 2019 Plan’s share limit.

Administration of the 2019 Plan. The 2019 Plan will be administered by the N&CG/C Committee, except that the full board of directors will administer the 2019 Plan with respect to all awards granted to non-employee directors. Subject to the terms of the 2019 Plan, the 2019 Plan Committee has the sole discretion, among other things, to:

●	select the individuals who will receive awards,
●	determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),
●	correct any defect, supply any omission, or reconcile any inconsistency in the 2019 Plan or any award agreement,

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●	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, and
●	interpret the provisions of the 2019 Plan and outstanding awards.

To the extent permitted by applicable law, our board of directors may also appoint a committee, composed of one or more of our officers, that may authorize awards to employees (who are not Section 16 persons) within parameters specified by, our board of directors and consistent with any limitations imposed by applicable law.

The 2019 Plan Committee may also use the 2019 Plan to issue shares under subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees. In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy). We will indemnify the members of the board of directors, the 2019 Plan Committee and their delegates to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2019 Plan.

Types of Awards

The 2019 Plan permits the grant of the following types of stock-based awards: (1) stock options (which can be either ISOs or NSOs), (2) SARs, (3) restricted stock, and (4) stock units. In addition, awards in the form of cash incentive opportunities may also be granted under the 2019 Plan. Awards will be evidenced by a written agreement between us and the Awardee that will include the specific terms and conditions of the award.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The 2019 Plan Committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2019 Plan may be either ISOs or NSOs. As required by the Internal Revenue Code (the “Code”) and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of common stock may not be less than 110% of the fair market value of the common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2019 Plan provides that no more than 240,000 shares may be issued pursuant to the exercise of ISOs.

A stock option granted under the 2019 Plan generally cannot be exercised until it becomes vested. The 2019 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the 2019 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the 2019 Plan must be paid in full at the time of exercise, either with cash, by net exercise (an arrangement under which the number of shares issued to the option holder in connection with the exercise of the option will be reduced by the company’s retention of a portion of such shares) or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the 2019 Plan Committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.

Stock Appreciation Rights. A SAR is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares on the date of the SAR’s exercise over the fair market value of the shares covered by the exercised portion of the SAR on the date of grant. The 2019 Plan Committee determines the terms of SARs including the exercise price (provided that such per share exercise price cannot be less than the fair market value of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term life for grants under the 2019 Plan may not exceed ten years from the date of grant. The 2019 Plan Committee may determine that a SAR will only be exercisable if we satisfy performance conditions established by the 2019 Plan Committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the 2019 Plan Committee may determine.

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Restricted Stock. Restricted stock awards are awards of shares of common stock that may or may not be subject to vesting and will be subject to such other terms and conditions established by the 2019 Plan Committee. In determining whether a restricted stock award should be made, and/or the vesting schedule for any such award, the 2019 Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the 2019 Plan Committee may determine that a restricted stock award will vest only if we satisfy performance conditions established by the 2019 Plan Committee. The holder of a restricted stock award (irrespective of whether the shares subject to the award are vested or unvested) will have the same voting, dividend and other rights as our stockholders, however, any dividends received on shares that are unvested (whether such dividends are in the form of cash or shares) may be subject to the same vesting conditions and restrictions as the restricted share award with respect to which the dividends were paid. Shares issued as dividends will not reduce the number of shares available for issuance under the 2019 Plan.

Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The 2019 Plan Committee will determine the terms of an award of stock units, including the vesting period, and stock units may or may not be subject to vesting. Upon each vesting date of a stock unit, an Awardee will be entitled to receive an amount equal to the then fair market value of the shares on the settlement date. The 2019 Plan Committee may determine that an award of stock units will vest only we satisfy performance conditions established by the 2019 Plan Committee. Payment for vested stock units may be in shares of common stock or in cash, or any combination thereof, as the 2019 Plan Committee may determine. Settlement of stock units shall generally occur within thirty days of vesting unless the Awardee has timely elected to defer such compensation.

Cash Awards. We may also grant awards in the form of cash incentive opportunities that will be subject to such terms and conditions as the 2019 Plan Committee may determine.

Non-Employee Director Fees. Upon the board of directors’ affirmative determination to authorize such a provision, a non-employee director may elect to receive all or a portion of his or her annual retainer fees and/or any other fees in the form of vested stock or stock units granted under the 2019 Plan. The terms of such an arrangement will be determined by the board of directors.

Limited Transferability of Awards. Awards granted under the 2019 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the 2019 Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the Awardee’s immediate family or to a trust or other entity for the benefit of the member(s) of the Awardee’s and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2019 Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested.

Adjustments Upon Changes in Capitalization. In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the number and class of shares issued under the 2019 Plan and subject to each award, along with any exercise prices, as well as the number and class of shares available for issuance under the 2019 Plan, will each be equitably and proportionately adjusted by the 2019 Plan Committee.

Change in Control. In the event that there is a change in control or we are a party to a merger or other acquisition or reorganization, outstanding 2019 Plan awards will be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding awards by the surviving corporation or its parent, for their continuation (if we are the surviving corporation), for accelerated vesting or for their cancellation with or without consideration, or for the mandatory exercise or conversion of awards into shares and/or cash whether by net exercise or otherwise, in all cases without the consent of the participant.

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If a change in control occurs and there is no assumption, substitution or continuation of outstanding awards, the 2019 Plan Committee may in its discretion provide that some or all awards will fully vest in connection with the change in control.

For purposes of the 2019 Plan, except as may otherwise be provided in a participant’s employment agreement or award agreement (and in such case the employment agreement or award agreement shall will as to the definition of change in control), “change in control” generally means the occurrence of any one or more of the following:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding shares of our common stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of our the then-outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);

(ii)	Individuals who, as of April 8, 2019, constitute our board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of board of directors; provided, however, that any individual becoming a director subsequent to April 8, 2019 whose election, or nomination for election by our stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than our board of directors;

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving our company, a sale or other disposition of all or substantially all of our assets, or our acquisition of assets or stock of another entity (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “New Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a New Parent or any employee benefit plan (or related trust) of ours or such entity resulting from such Business Combination or New Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a New Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of our board of directors providing for such Business Combination; or

(iv)	Consummation of a complete liquidation or dissolution of our company.

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Term of the 2019 Plan. If approved by stockholders, the 2019 Plan will continue in effect until April 7, 2029 or until earlier terminated by our board of directors.

Governing Law. The 2019 Plan, and (unless otherwise provided in an award agreement) all awards granted thereunder, will be governed by the laws of the State of Delaware, without regard to its conflict of law provisions. The 2019 Plan Committee may provide that any dispute as to any award will be presented and determined in such forum as the 2019 Plan Committee may specify, including through binding arbitration. Unless otherwise provided in the award agreement, recipients of an award are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the 2019 Plan or any related award agreement.

Amendment and Termination of the 2019 Plan. The board of directors generally may amend or terminate the 2019 Plan at any time and for any reason, except that the board of directors must obtain stockholder approval to the extent required by applicable laws, regulations or rules. For example, NYSE American rules currently require that a company obtain stockholder approval to amend an equity plan to add shares to the plan or to reprice outstanding options.

Certain Federal Income Tax Information

The following discussion summarizes certain federal income tax consequences associated with certain awards granted under the 2019 Plan to U.S. participants under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the 2019 Plan, nor does it cover state, local or non-U.S. taxes. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the 2019 Plan.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the company is not entitled to a deduction.

NSOs. In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as a capital gain or loss for which the company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. In general, the grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the company.

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Restricted Stock Awards. A participant who is awarded restricted stock subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2019 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units. In general, the grant of a restricted stock unit does not itself result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change in Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the company.

Shares Subject to Outstanding Equity Awards and Available for Grant

The table below provides information as of December 31, 2018 regarding our equity incentive plans. The only awards outstanding under these plans were stock options and RSUs. As of December 31, 2018, the fair market value of a share of our common stock (as determined by the closing price on the NYSE American on that date) was $1.95 per share.

Plan	No. of Shares Subject to Outstanding Options	Weighted-Avg Exercise Price of Outstanding Options	Weighted Avg. Remaining Term of Outstanding Options (Years)	No. of Shares Subject to Unvested RSUs	No. of Shares Remaining Available for Future Issuance
2014 Inducement Plan*	85,000	$20.09	5.80	0	0
2010 Plan	62,000	$15.61	6.46	61,000	47,000

* This plan allows for the issuance of non-qualified stock options to any prospective employee who has not previously been an employee or director of the company or who has not been employed by the company for a bonafide period of time.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2018 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	123,000	(1)	$15.61	47,000
Equity compensation plans not approved by security holders	85,000	(2)	$20.09	—
	147,000			108,000

(1)	Issuable upon exercise of options granted or upon vesting of RSUs granted pursuant to the 2010 Plan. The 2010 Plan is a broad-based incentive plan, which allows for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, and cash awards to employees, consultants and non-employee directors.

(2)	Includes 85,000 shares issuable upon exercise of options granted pursuant to the NTN Buzztime, Inc. 2014 Inducement Plan, which allows for the issuance of non-qualified stock options to any prospective employee who has not previously been an employee or director of the company or who has not been employed by the company for a bonafide period of time.

New Plan Benefits

Except as described below. all awards of the 2019 Plan will be granted at the 2019 Plan Committee’s discretion and therefore cannot be determined in advance. To date, the 2019 Plan Committee has not approved any awards under the 2019 Plan and has not determined the number or type of awards that it may grant under the 2019 Plan in the future. However, under our non-employee director compensation policy, each non-employee director who is re-elected for an additional term of service on our board of directors at the Annual Meeting is automatically granted a stock option to purchase 400 shares of our common stock on the date of the Annual Meeting. These stock options will have an exercise price equal to the closing price of our common stock on the date of grant and vest and become exercisable, subject to the director’s continued service on our board of directors, in 12 equal monthly installments thereafter. If the 2019 Plan is approved, these non-employee director stock option grants will be made under the 2019 Plan. The following table sets forth the number of shares that will be subject to the option grants awarded to the director nominees identified in Proposal 1 assuming such nominees are elected as directors at the Annual Meeting:

2019 Performance Incentive Plan
Name and position	Number of Shares
Jeff Berg*	400
Steve Mitgang	400
Richard Simtob	400
Gregory Thomas	400
Paul Yanover	400
Non-Executive Director Group	2,000

* In the past, Mr. Berg has waived all stock option grants to which he would otherwise be eligible to receive in his capacity as a non-employee director.

Required Vote. Assuming a quorum is present, the 2019 Plan will be approved by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders are entitled to cast an advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules in this Proxy Statement (which disclosure includes the related compensation tables included in the “Executive Officer Compensation” section of this Proxy Statement). The vote does not address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers described in this Proxy Statement.

Although the vote on this proposal is advisory, and therefore not binding on the Company or our board of directors, our board of directors and its N&CG/C Committee values input from our stockholders and will consider the outcome of the vote in analyzing our compensation philosophy and when making future executive compensation decisions. The vote will not be construed to create or imply any change to the fiduciary duties of our board of directors, or to create or imply any additional fiduciary duties for our board of directors. The approval or disapproval of this proposal by our stockholders will not require our board of directors to take any action regarding our executive compensation practices and will not alter any contractual obligations between the Company and any of our executive officers or other employees.

As described in more detail below under “Executive Officer Compensation,” our executive compensation programs are designed to attract, retain and motivate talented executives and to reward performance. Our board of directors oversees our executive compensation, including the compensation of our named executive officers. We review our compensation plans and programs on an ongoing basis and periodically make adjustments taking into account competitive conditions and other factors. Please read the section entitled “Executive Officer Compensation” below for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers. This advisory vote, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity to approve or not approve our executive compensation programs and policies by voting on the following resolution:

“RESOLVED, that the stockholders of NTN Buzztime, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

Required Vote. Assuming a quorum is present, this proposal will be approved by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders are entitled to cast an advisory vote for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting on this, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years.

After careful consideration of the various arguments supporting each frequency level, our board of directors believes that submitting the advisory vote on executive compensation to stockholders every three years is appropriate for the Company and our stockholders at this time. The advisory vote on executive compensation every three years will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation and annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.

Stockholders are being asked for their views on the frequency of the advisory vote on executive compensation, and are not voting to approve or disapprove the recommendation of our board of directors. Although the vote on this proposal is advisory, and therefore not binding on the Company or our board of directors, our board of directors values input from our stockholders and will consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation.

Stockholders may cast a vote on the preferred voting frequency by choosing the option of one year, two years, three years (or abstain from voting) when voting on the following resolution:

“RESOLVED, that the stockholders of NTN Buzztime, Inc. determine, on an advisory basis, that the frequency with which the stockholders wish to have an advisory vote on the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules is:

●	Choice 1 - every three years;
●	Choice 2 - every two years;
●	Choice 3 - every year; or
●	Choice 4 - abstain from voting.”

Required Vote. Assuming a quorum is present, the alternative (every year, every other year or every three years) that receives the largest number of votes will be designated the stockholders’ preference as to frequency of future voting on the advisory vote on the compensation of our named executive officers. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A FREQUENCY OF “THREE YEARS” FOR FUTURE VOTING ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 5
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019. Squar Milner has served as our independent registered public accounting firm since December 2013. Our bylaws do not require that our stockholders ratify the appointment of Squar Milner as our independent registered public accounting firm. However, we are submitting the appointment of Squar Milner to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Squar Milner. Even if the appointment is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of Squar Milner are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote. Assuming a quorum is present, the appointment of Squar Milner as our registered independent public accounting firm for the fiscal year ending December 31, 2019 will be ratified by our stockholders if a majority of the votes cast are “FOR” this proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Our business affairs are managed by and under the direction of our board of directors. During 2018, our board of directors held eight meetings and acted by written consent three times. During 2018, each director attended at least 75% of the aggregate of (i) the total number of board meetings held during such member’s service and (ii) the total number of meetings of committees of our board of directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of our board of directors for each year is submitted and approved by our board of directors in advance.

Our bylaws provide that the number of directors constituting the whole board of directors shall be determined by our board of directors from time to time. The number of directors as determined by our board of directors is currently six, and our board of directors currently consists of six members. Our restated certificate of incorporation provides for the annual election of all our directors. Vacancies on our board of directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by our board of directors. A director appointed by our board of directors to fill a vacancy resulting from the death, resignation, disqualification or removal of a director would hold office for the remainder of the full term of the director whose death, resignation, disqualification or removal created such vacancy, and a director appointed by our board of directors to fill a vacancy resulting from an increase in the authorized number of directors would hold office until the next annual meeting of stockholders and, in each case, until such director’s successor is elected and qualified.

Director Independence

Our board of directors has determined that Jeff Berg, Steve Mitgang, Richard Simtob, Gregory Thomas and Paul Yanover are each “independent directors” under NYSE American rules.

Committees of the Board of Directors

Our board of directors currently has two standing committees: (i) audit and (ii) nominating and corporate governance/compensation. Our board of directors reviews the committees’ duties from time to time and may from time to time form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Each committee of our board of directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable.

Audit Committee

The role of the audit committee is to oversee our accounting and financial reporting processes, including our internal control systems, and to oversee the audit of our financial statements. The responsibilities of the audit committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, reviewing the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure contained in our quarterly and annual reports filed with the SEC and reviewing our quarterly and audited annual financial statements. The audit committee held four meetings during 2018.

The audit committee is currently comprised of three non-employee directors: Mr. Thomas (chair), Mr. Berg and Mr. Simtob, each of whom our board of directors has determined is an independent director under the rules of the NYSE American and of the Securities Exchange Act of 1934. Our board of directors has also determined that Mr. Thomas is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

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Nominating and Corporate Governance/Compensation Committee

The N&CG/C Committee administers our benefit and equity incentive plans; determines the amount and form of compensation paid to our chief executive officer; reviews and administers all compensation arrangements for our other executive officers; establishes and oversees all of our general compensation policies and practices applicable to our directors, employees, consultants and advisors; and reviews and recommends to our board of directors the amount and form of compensation for members of our board of directors, including compensation for the chair, committee chairs and committee members. In addition, this committee identifies individuals qualified to serve on our board of directors; selects, or recommends that our board of directors select, nominees for election to our board of directors; and develops and implements policies and procedures that are intended to ensure that our board of directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. During 2018, the N&CG/C Committee held one meeting and acted by written consent once.

The N&CG/C Committee is currently comprised of three non-employee directors: Mr. Mitgang (chair), Mr. Berg and Mr. Yanover, each of whom our board of directors has determined is an independent director under NYSE American rules.

Committee Charters and Code of Ethics

Our board of directors has adopted charters for the audit and the N&CG/C Committee, which, among other things, outline the respective duties of the committees. Our board of directors has also adopted a code of conduct and ethics that applies to all our employees, officers and directors. Our code of conduct and ethics, our corporate governance guidelines and the charter of each active committee of our board of directors is available at www.buzztime.com/investors/ under the “Corporate Governance” heading. We intend to disclose any amendment to, or a waiver from, a provision of our code of conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of Item 406 of Regulation S-K by posting such information on that website. The information on our website is not incorporated by reference in this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight

The current leadership structure of our board of directors is such that different individuals serve as the chairman of our board of directors and as our principal executive officer. The N&CG/C Committee believes this leadership structure is prudent at this time and provides appropriate segregation and independence that enhances the effectiveness of our board of directors as a whole. Our board of directors does not require that the roles of chairman and principal executive officer be held by different individuals, but our board of directors believes this leadership structure is the appropriate structure for our company at this time particularly in light of the leadership that our current chairman has demonstrated during his tenure as chairman. Our board of directors may choose its chair in any manner that it deems to be in the best interests of our company and our stockholders.

Our board of directors provides oversight to the management of our risk profile, including internal controls over financial reporting, cybersecurity risk, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. Our board of directors monitors and manages these risks through committees in conjunction with management, our independent registered public accounting firm, and other independent advisors. Our executive officers are assigned responsibility for the various categories of risk, with our chief executive officer being ultimately responsible to our board of directors for all risk categories. Our executive officers periodically report to and receive input from our board of directors and the audit committee regarding material risks we face and how we plan to respond to and mitigate these risks.

Director Nominations

Our N&CG/C Committee considers new candidates for our board of directors suggested by current members of our board of directors, management and stockholders. There are no differences in the manner in which N&CG/C Committee evaluates director nominees based on whether the nominee is recommended by a stockholder, by current members of our board of directors, or by management. The N&CG/C Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or to our stockholders. In evaluating board candidates, the N&CG/C Committee considers the foregoing qualifications as well as several other factors, including the following:

●	Independence from management;
●	depth and breadth of relevant business experience, judgment and savvy;
●	age and gender diversity;

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●	existing commitments to other businesses and willingness to devote adequate time to board duties;
●	potential conflicts of interests with other pursuits;
●	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;
●	accounting, financial reporting and internal control systems knowledge and experience, to aid the N&CG/C Committee in determining whether a candidate would be suitable for membership on our audit committee;
●	executive compensation and/or corporate governance background, to aid the N&CG/C Committee in determining whether a candidate would be suitable for membership on a standing committee; and
●	interplay of candidate’s experience and skills with those of other board members.

Other than as described above, the N&CG/C Committee has not adopted any specific policy on the issue of considering diversity in identifying nominees for director.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual for election to our board of directors at our annual meeting of stockholders. Such nominations may be made only if the stockholder has given timely written notice to our corporate secretary containing the information required by our bylaws. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztime.com/investors/investor-relations-corporate-governance/. To be timely, such notice must be received at our principal executive offices not earlier than the 120th day, nor later than the 90th day, prior to the first anniversary of the date of the preceding year’s proxy statement, except that if no annual meeting was held in the preceding year or the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered not later than the close of business on the later of the 90th day before the date of such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

Other Matters

We have adopted a policy regarding attendance by members of our board of directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All nominees for election as directors who were then members of our board of directors attended our 2018 annual meeting of stockholders. Although we encourage our directors to have a meaningful ownership stake in our company, we currently do not require our directors to own a minimum number of shares of our common stock.

Director Compensation

We compensate our non-employee directors for their service in such capacity with annual retainers and equity compensation as described below. Directors who are also our employees do not receive any additional compensation for their services as directors. We do not pay fees to any of our directors for meeting attendance. The N&CG/C Committee reviews our non-employee director compensation practices and policies at least annually and makes a recommendation to our board of directors as to the amount, form and terms of non-employee director compensation. Our board of directors, taking the N&CG/C Committee’s recommendation into consideration, sets the amount, form and terms of non-employee director compensation.

Annual Retainers

We pay our non-employee directors a $25,000 annual retainer for their services as directors. We pay the chairman of our board of directors, assuming she or he is a non-employee director, an additional $20,000 annual retainer for services in such capacity. We pay our non-employee directors an additional annual retainer for their service on board committees as set forth in the table below.

	Chairperson	Member
Audit Committee	$10,000	$5,000
N&CG/C Committee	$10,000	$5,000

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The annual retainers are paid quarterly in arrears and are paid no later than 30 days following the end of the applicable quarter. Each non-employee director may elect that the retainer payment he or she is eligible to receive, or a portion of such retainer, be paid in the form of a restricted stock award under our equity incentive plan rather than cash. Such an election must be made during an open trading window under our insider trading policy and no later than the 15th day of the last month of the quarter for which the retainer is to be paid. An election applies only to the quarter for which it is made. Once an election is made with respect to a quarter, it may not be withdrawn or substituted unless our board of directors determines, in its sole discretion, that the withdrawal or substitution is occasioned by an extraordinary or unanticipated event. Restricted stock awards will be made on the same date as a cash retainer payment would otherwise be paid, will vest in full on the date of grant, and the amount of shares subject to such award will equal the amount of the applicable cash retainer payment divided by the closing price of our common stock on the last day of the applicable quarter.

Equity Compensation

We grant stock options to our non-employee directors upon the commencement of their service as a director and upon their re-election to our board of directors. The stock options are granted under our stockholder-approved equity incentive plan.

In connection with the commencement of a new non-employee director’s term of service, we grant to such new director a stock option to purchase 600 shares of our common stock. These stock options have an exercise price equal to the closing price of our common stock on the date of grant, and are fully vested and exercisable on the date of grant as to 50% of the shares and the remaining 50% of the shares vest and become exercisable, subject to the director’s continued service on our board of directors, in 12 equal monthly installments beginning in the month immediately following the date of grant.

Each non-employee director who is re-elected for an additional term of service on our board of directors is automatically granted a stock option to purchase 400 shares of our common stock on the date of our annual stockholder meeting. These stock options have an exercise price equal to the closing price of our common stock on the date of grant and vest and become exercisable, subject to the director’s continued service on our board of directors, in 12 equal monthly installments thereafter.

The stock options described above expire on the earlier of 10 years from the date of grant or 90 days from the date the director ceases to serve on our board of directors. In the event of a change in control, as defined in the Amended 2010 Performance Incentive Plan, the N&CG/C Committee may in its discretion determine that these stock options vest and become fully exercisable as of immediately before such change in control.

2018 Director Compensation

The following table sets forth the compensation of each director, who is not a named executive officer, for service during 2018. This table excludes Mr. Krishnan, who is a named executive officer and does not receive any compensation from us for his service as a director. See the section below entitled “Executive Officer Compensation” for information about Mr. Krishnan’s compensation.

2018 Director Compensation
Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	All Other Compensation	Total
Jeff Berg	$55,000	$–	$–	$55,000
Steve Mitgang	$35,000	$1,522	$–	$36,522
Richard Simtob	$30,000	$1,522	$–	$31,522
Gregory Thomas	$35,000	$1,522	$–	$36,522
Paul Yanover	$30,000	$1,522	$–	$31,522

(1) The amounts reported in this column represent the sum of the cash retainer payment. No restricted stock awards were issued in lieu of a portion of the cash retainer payment.

(2) The amounts reported in this column represent the aggregate grant date fair value of stock options granted during 2018. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 9, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 22, 2019. As of December 31, 2018, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Jeff Berg*	–
Steve Mitgang	3,800
Richard Simtob	1,000
Gregory Thomas	1,000
Paul Yanover	3,000

* To date, Mr. Berg has waived all stock option grants to which he would otherwise be eligible to receive in his capacity as a non-employee director.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 26, 2019:

Name	Age	Position Held
Ram Krishnan	43	Chief Executive Officer
Allen Wolff	47	Chief Financial Officer and Executive Vice President
Sandra Gurrola	52	Vice President of Finance

Ram Krishnan has served as our chief executive officer and as a member of our board of directors since September 2014. Information regarding Mr. Krishnan can be found under “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees for Election” above.

Allen Wolff was appointed as our chief financial officer and executive vice president in January 2016 and has served as chief financial officer since December 2014. From July 2013 until December 2014, Mr. Wolff served as the chief financial strategist of PlumDiggity, a privately-held financial and marketing strategy firm that he co-founded. From October 2012 to July 2013, Mr. Wolff served as the chief financial officer of 365 Retail Markets, a privately-held company in the self-checkout point of sale technology industry, where he also served on its board of directors during such period. From July 2011 to April 2013, simultaneous with his role at 365 Retail Markets, Mr. Wolff held the leadership role of “Game Changer” at Crowdrise, an online fundraising platform company. Mr. Wolff joined Crowdrise after serving as the chief operating officer and chief financial officer from January 2011 to July 2011 of RetailCapital, LLC, a small business specialty finance company. Mr. Wolff co-founded PaySimple in January 2006 and held various roles including president, chief financial officer, executive vice president and director, from 2006 until he left the company in January 2011. From September 1998 until August 2012, Mr. Wolff was a principal for a casual dining restaurant. Mr. Wolff holds a B.A. from the University of Michigan and an MBA, from the University of Maryland, R.H. Smith School of Business.

Sandra Gurrola was appointed as our vice president of finance in September 2014, and from November 2009 through September 2014, Ms. Gurrola served in various leadership accounting roles including director of accounting, director of financial reporting and compliance, and controller. From July 2007 until April 2009, Ms. Gurrola served as senior manager of financial reporting for Metabasis Therapeutics, Inc., a biotechnology company, and served as a consultant to Metabasis from September 2009 to November 2009. Ms. Gurrola holds a B.A. in English from San Diego State University.

EXECUTIVE OFFICER COMPENSATION

Compensation Processes and Procedures

The N&CG/C Committee is responsible for determining the amount and form of compensation paid to our executive officers, including our chief executive officer. Our chief executive officer presents compensation recommendations to the N&CG/C Committee with respect to the executive officers who report to him. The N&CG/C Committee may accept or adjust such recommendations. The N&CG/C Committee is solely responsible for determining the compensation of our executive officers. Our full board of directors participates in evaluating the performance of our executive officers, except that Mr. Krishnan, our chief executive officer and a member of our board of directors, does not participate when our board of directors evaluates his performance and he is not present during voting or deliberations regarding his performance or compensation matters.

When determining executive officer compensation, and the various components that comprise it, the N&CG/C Committee evaluates and considers publicly available executive officer compensation survey data, to present a competitive compensation package to attract and retain top talent, including an appropriate level of salary, performance-based bonus, and/or equity incentives. Typically, the N&CG/C Committee evaluates between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the N&CG/C Committee is authorized to engage outside advisors and experts to assist and advise the N&CG/C Committee on matters relating to executive compensation. The N&CG/C Committee did not engage any outside advisors or experts to assist or advise the N&CG/C Committee on any matters relating to executive compensation during 2018 or the hiring of any executive officers.

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Our Named Executive Officers

Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2018, our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2018, and up to two additional individuals who would have been one of our top two most highly compensated executive officer had they been serving as an executive officer at the end of 2018 are referred to as our “named executive officers.” Our named executive officers for 2018 were:

Name	Title
Ram Krishnan	Chief Executive Officer
Allen Wolff	Chief Financial Officer and Executive Vice President
Sandra Gurrola	Vice President of Finance

2018 Named Executive Officers Compensation Overview

During 2018, our named executive officers received an annual base salary. As discussed below, there was no incentive compensation awarded to our named executive officers for 2018. None of our named executive officers receive or are eligible for any perquisites or benefits, other than benefits that are available to our other full-time employees. The employment of each of our named executive officers is at-will. During 2018, we had written employment agreements with Mr. Krishnan and Mr. Wolff. Each of the components of our 2018 executive compensation program is discussed below under the Summary Compensation Table.

Summary Compensation Table

The following table sets forth information concerning compensation during the years ended December 31, 2018 and 2017 awarded to, earned by or paid to our named executive officers.

2018 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Ram Krishnan	2018	$350,000	$–	$151,000	$–	$–	$–	$501,000
Chief Executive Officer	2017	$350,000	$–	$–	$–	$–	$–	$350,000

Allen Wolff	2018	$265,000	$–	$90,600	$–	$–	$–	$355,600
Chief Financial Officer and Executive Vice President	2017	$265,000	$–	$–	$–	$–	$–	$265,000

Sandra Gurrola	2018	$175,000	$–	$18,120	$–	$–	$–	$193,120
Vice President of Finance	2017	$170,753	$–	$–	$–	$–	$–	$170,753

(1)	The amounts reported in this column represents the aggregate grant date fair value of stock awards granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 9, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 9, 2018.

Salaries. Each of our named executive officers receives a base salary. The base salary is the fixed cash compensation component of our executive compensation program and it recognizes individual performance, time in role, scope of responsibility, leadership skills and experience. The base salary compensates an executive for performing his or her job responsibilities on a day-to-day basis. Generally, base salaries are reviewed annually company-wide and adjusted (upward or downward) when appropriate based upon individual performance, expanded duties, changes in the competitive marketplace and, with respect to upward adjustments, if we are, financially and otherwise, able to pay it. We try to offer competitive base salaries to help attract and retain executive talent.

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Non-Equity Incentive Plan Compensation. In 2018, the N&CG/C Committee determined not to adopt an executive incentive plan for 2018. Instead, our management team, including our named executive officers, were eligible to receive a spot bonus in an amount to would be determined by our board of directors (or the N&CG/C Committee) in its sole discretion. Our board of directors determined not to award a spot bonus to any of our named executive officers for 2018 in order to invest any amounts that would have otherwise been paid in strategic initiatives.

For 2019, the N&CG/C Committee approved the NTN Buzztime, Inc. Executive Incentive Plan for Eligible Employees of NTN Buzztime, Inc. Fiscal Year 2019 (the “2019 Incentive Plan”). The 2019 Incentive Plan permits the payout of any incentive compensation earned under the plan to be paid, at the discretion and in the sole determination of the N&CG/C Committee, either in (i) cash, (ii) shares of our common stock issued under the NTN Buzztime, Inc. Amended 2010 Performance Incentive Plan or any successor long-term incentive plan, or (iii) any combination of (i) and (ii). If incentive compensation is paid in shares, the number of shares issued is determined by dividing the amount earned by the closing price of our common stock on the date on which the N&CG/C Committee approves the amount of incentive compensation earned.

Participants in the 2019 Incentive Plan earn incentive compensation based on the level of achievement of the following performance measures:

●	targeted earnings before interest, tax, depreciation and amortization (EBITDA), as approved by the N&CG/C Committee (weighted up to 10%);

●	targeted revenue, as approved by the N&CG/C Committee (weighted up to 15%); and

●	certain strategic milestones, as evaluated and approved by the N&CG/C Committee (weighted up to 75%).

Each 2019 Incentive Plan participant will have a target payout amount, based on a percentage of his or her annual base salary (excluding benefits) as of December 31, 2019, that is assigned according to such participant’s position and job level. The target payout amounts for the named executive officers for 2019, assuming all performance measures are achieved at a rate of 100%, are:

Name	Target Percentage of Base Salary	Target Payment Amount
Ram Krishnan	75%	$262,500
Allen Wolff	50%	$132,500
Sandra Gurrola	10%	$17,500

Employment Agreements

During 2018, we had written employment agreements with Mr. Krishnan and Mr. Wolff. As previously reported, in March 2018, we entered into an amendment to the employment agreement dated August 21, 2014 that we entered into with our chief executive officer, Mr. Ram Krishnan, and we entered into an employment agreement with our chief financial officer, Mr. Allen Wolff. The following is a summary of the material terms of Mr. Krishnan’s employment agreement, as amended, and of Mr. Wolff’s employment agreement.

Base Salary. Messrs. Krishnan’s and Wolff’s base salary will be $350,000 and $265,000, respectively, for 2019, and 2020, the same amounts as in 2017 and 2018.

Incentive Bonus. Each of Messrs. Krishnan and Mr. Wolff are eligible to receive an annual incentive bonus in an amount to be determined by our board of directors (or its N&CG/C Committee) in its sole discretion, based on the achievement of performance objectives established by our board of directors (or its N&CG/C Committee). Messrs. Krishnan’s and Wolff’s target potential incentive bonus amount for 2019 and 2020 will be 75% and 50% of their respective base salary, respectively, the same target amounts as in 2017 and 2018. Their performance objectives are anticipated to fall into three categories: strategic, financial and operational. The incentive bonus will not be deemed earned and will not be paid unless the executive is employed by us on the applicable payment date. In lieu of the foregoing bonus arrangement, if our chief executive officer and chief financial officer and the N&CG/C Committee agree, our management team, including these executives, will instead be eligible to receive a spot bonus in an amount to be determined by our board of directors (or its N&CG/C Committee) in its sole discretion, which was the case for 2018.

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Equity Grants. Under the terms of their employment agreements, in March 2018, Messrs. Krishnan and Wolff were each granted a stock unit award of 25,000 and 15,000 shares of our common stock, respectively. The awards were made under, and are subject to, our Amended 2010 Performance Incentive Plan, and vest as to 16.67% of the shares subject to the award on the 6 month anniversary of the grant date and the remaining 83.33% of the shares vest in 30 substantially equal monthly installments beginning on the 7-month anniversary of the grant date, in each case, subject to the executive’s continued service to us as of the applicable vesting date.

Termination of Employment and Change-in-Control Arrangements

Each of the employment agreement of Messrs. Krishnan and Wolff provides for certain benefits upon termination of employment under specified circumstances. If the executive’s employment is terminated by us or by the executive, we will pay him any accrued and unpaid base salary and reimburse him for expenses incurred through the date of termination of employment. We refer to the foregoing as the “accrued obligations.” In addition to the accrued obligations, if the executive’s employment with us is terminated by us without cause or by the executive for good reason, subject to the executive delivering to us a general release of claims in our favor, we will pay him as severance an amount equal to nine months, with respect to Mr. Krishnan, and six months, with respect to Mr. Wolff, of his base salary rate in effect on the date his employment terminates, payable in substantially equal installments on a bi-weekly basis over nine or six months, as applicable, and provided that he timely elects continued insurance coverage pursuant to COBRA, we will reimburse him for a period of nine months, with respect to Mr. Krishnan, and six months, with respect to Mr. Wolff, an amount equal to the difference between the amount of the COBRA premiums he actually paid each such month and the amount of the most recent premium he paid immediately prior to the date his employment terminates for company-offered health insurance benefits. Mr. Krishnan’s employment agreement, before it was amended, had the same severance arrangement, except the severance pay was six months of base salary and the reimbursement benefit was for six-months.

In the event of a change in control and if the executive is employed by us through the effective date of the change in control, then 100% of the then unvested portion of the stock units and stock options we granted to each of Messrs. Krishnan and Wolff then outstanding will vest and, as applicable, become exercisable as of immediately before such effective date.

Other than our employment agreements with Messrs. Krishnan and Wolff and the agreements that govern their equity awards, we do not have any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control or a change in the named executive officer’s responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2018:

2018 Outstanding Equity Awards at Fiscal Year-End

			Option Awards				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Ram Krishnan	03/19/18	(1)	–	–	$–	–	18,750	$36,563
	01/20/16	(2)	10,931	4,069	$6.50	01/19/26	–	–
	04/15/15	(3)	14,687	313	$20.50	04/14/25	–	–
	09/15/14	(2)	70,000	–	$20.00	09/14/24	–	–

Allen Wolff	03/19/18	(1)	–	–	$–	–	11,250	$21,938
	03/23/15	(2)	9,373	627	$27.50	03/22/25	–	–
	12/29/14	(2)	5,000	–	$22.50	12/28/24	–	–

Sandra Gurrola	03/19/18	(1)	–	–	$–	–	2,250	$4,388
	05/25/16	(2)	314	186	$8.50	05/24/26	–	–
	03/23/15	(2)	3,748	252	$27.50	03/22/25	–	–
	09/08/14	(2)	1,000	–	$22.50	09/07/24	–	–
	04/08/13	(2)	200	–	$12.00	04/07/23	–	–
	06/02/10	(4)	400	–	$27.00	11/09/19	–	–

(1)	The restricted stock units vest at a rate of 16.67% of the shares subject to the award on the six-month anniversary of the grant date and the remaining units vest in 30 substantially equal monthly installments thereafter.
(2)	The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date, and the remaining shares underlying the option vest in 36 substantially equal monthly installments thereafter.
(3)	The option vested as to 25% of the total number of shares subject to the option on January 1, 2016 and the remaining 75% vests in 36 substantially equal monthly installments thereafter.
(4)	The option vested as to 25% of the total number of shares subject to the option on November 9, 2010, and the remaining 75% vests in 36 substantially equal monthly installments thereafter. This option was fully vested as of November 2013.

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We account for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB ASC No. 718, Compensation – Stock Compensation. For a discussion regarding the effect of a change in control on certain equity awards held by Messrs. Krishnan and Wolff, see “Termination of Employment and Change-in-Control Arrangements,” above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2019 by:

●	all persons known to us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors and nominees for director;
●	each of our named executive officers; and
●	all of our executive officers and directors as a group.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named has sole voting and investment power with respect to the shares of common stock shown, subject to applicable community property and similar laws; and (ii) the address for each director and named executive officer is c/o NTN Buzztime, Inc., 1800 Aston Avenue, Suite 100, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Directors and Named Executive Officers:
Jeffrey A. Berg (2)	435,346	15.1%
Ram Krishnan (3)	155,821	5.2%
Allen Wolff (4)	58,945	2.0%
Richard Simtob (5)	53,209	1.8%
Paul Yanover (6)	8,229	*
Sandra Gurrola (7)	7,082	*
Steve Mitgang (8)	5,579	*
Gregory Thomas (9)	3,303	*
All of our executive officers and directors as a group (8 persons) (10)	727,514	24.2%

5% Stockholders:
Matador Capital Partners, L.P. (2)	423,000	14.7%
Pincus Reisz (11)	231,241	8.0%
Sean Gordon (12)	200,000	6.9%
Ram Krishnan (3)	155,821	5.2%

*	Less than 1%
(1)	Included as outstanding for purposes of this calculation are 2,878,096 shares of common stock outstanding as of March 31, 2019 plus, in the case of each particular person, the shares of common stock subject to options, warrants, or other instruments exercisable for or convertible into shares of common stock within 60 days after March 31, 2019 held by that person, which instruments are specified by footnote. Shares subject to outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2)	Based upon a Schedule 13D/A filed with the SEC on March 31, 2017 and Mr. Berg’s Form 4 filings, the following person and entities beneficially owned the number of shares set forth below:

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Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
BFK Investments LLC (“BFK”)	423,000	–	423,000	–	423,000
Jeffrey A. Berg	433,600	12,346	423,000	12,346	423,000
Matador Capital Partners, L.P. (“Matador”)	423,000	–	423,000	–	423,000

Mr. Berg is the managing member of BFK. BFK is the general partner of Matador. Each of BFK and Mr. Berg disclaims beneficial ownership in shares of common stock beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein. The address for each of BFK, Mr. Berg and Matador is 603 N. Indian River Dr., Ste. 300, Ft. Pierce, FL 34950.

(3)	Includes 97,496 shares subject to options and 1,389 shares subject to restricted stock units held by Mr. Krishnan.
(4)	Includes 15,000 shares subject to options and 833 shares subject to restricted stock units held by Mr. Wolff.
(5)	Includes 966 shares subject to options held by Mr. Simtob.
(6)	Includes 2,966 shares subject to options held by Mr. Yanover.
(7)	Includes 5,968 shares subject to options and 167 shares subject to restricted stock units held by Ms. Gurrola.
(8)	Includes of 3,766 shares subject to options held by Mr. Mitgang.
(9)	Includes 966 shares subject to options held by Mr. Thomas.
(10)	Includes 127,128 shares subject to options and 2,389 shares subject to restricted stock units held by our directors and executive officers.
(11)	The number of shares is the number stated as beneficially owned in a Schedule 13G filed with the SEC on March 7, 2019. In that filing, it states that PR Diamonds Inc. and Mr. Pincus Reisz are joint filers, and have shared voting power of our common stock and shared dispositive power of our common stock. The filing lists their address as 580 5th Avenue, Room 1203, New York, NY 10036.
(12)	The number of shares is based on Mr. Gordon’s statement in a letter sent to the Company in January 2019, which is more recent than the Schedule 13D filed by Mr. Gordon in February 2018. In that letter, Mr. Gordon lists his address as 30 East 9th Street, Apt. 1F, New York, NY 10003

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2017, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years (which was $157,170) and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our audit committee has the responsibility to review, approve and oversee any transaction between the Company and a related person (as defined in Item 404 of Regulation S-K) and to develop policies and procedures for the committee’s approval of such transactions.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of Section 16(a) reports furnished to us from such persons for their 2018 transactions and on the written representations that no Forms 5 were required, all reports required by Section 16(a) to be filed during 2018 were filed on a timely basis.

AUDIT COMMITTEE REPORT

The audit committee operates pursuant to a written charter adopted by our board of directors and reviewed by the audit committee annually. As set forth in its charter, the purpose of the audit committee is to oversee our accounting and financial reporting processes and oversee the audits of our financial statements. The responsibilities of the audit committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of our independent registered public accounting firm. Each of the members of the audit committee is an independent director under the NYSE American and SEC rules.

Our management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the audit committee:

●	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with our management and Squar Milner LLP, our independent registered public accounting firm;
●	discussed with Squar Milner the matters that are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”);
●	received and reviewed the written disclosures and the letter from Squar Milner required by applicable requirements of the PCAOB regarding Squar Milner’s communications with the audit committee concerning independence, and discussed with Squar Milner its independence from our company;
●	based on the above reviews and discussions, recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC; and
●	instructed Squar Milner that the audit committee expects to be advised if there are any subjects that require special attention.

Audit Committee of the Board

Gregory Thomas (Chairman)

Jeff Berg

Richard Simtob

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this Proxy Statement, in whole or in part, the foregoing report of the audit committee shall not be incorporated by reference into any such filings or documents.

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PRINCIPAL ACCOUNTING FIRM FEES

The following table presents fees for professional audit services rendered by Squar Milner LLP for the audit of our annual financial statements for the years ended December 31, 2018 and 2017 and for fees billed during the years ended December 31, 2018 and 2017 for other services.

	2018	2017
Audit Fees	$166,000	$152,000
Audit-Related Fees (1)	19,000	–
Tax Fees	–	–
All Other Fees	–	–
	$185,000	$152,000

(1)	Audit-related fees for the years ended December 31, 2018 include professional services related to our registration statements on Form S-3.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has adopted a policy whereby all engagements of our independent auditor must be pre-approved by the audit committee. The audit committee has delegated to its chairman the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the chairman approves any such engagements, the chairman reports that approval to the full committee at the next committee meeting.

All audit and permitted non-audit and tax services must be pre-approved by the audit committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

●	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;
●	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
●	such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.

During fiscal years 2018 and 2017, there were no such services that were performed pursuant to the “de minimis exception.”

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with our board of directors or an individual director in writing by sending a letter to our board of directors or an individual director c/o our corporate secretary at: NTN Buzztime, Inc., Corporate Secretary c/o Board of Directors, 1800 Aston Avenue, Suite 100, Carlsbad, California 92008. In general, our corporate secretary will promptly forward the communication to the chairman of our board of directors or the director identified in the communication. However, we reserve the right not to forward any abusive, threatening or otherwise inappropriate materials.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholder proposals to be included in our proxy statement relating to our 2020 annual meeting of stockholders must be received at our principal executive offices by December 28, 2019, which is 120 days before the first anniversary of the date this Proxy Statement was released to stockholders. In addition, to be included in our proxy statement for our 2020 annual meeting, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and the requirements of our bylaws.

Our bylaws provide that in order for a matter of business to be brought before our 2020 annual meeting of stockholders by a stockholder without including the matter in our proxy statement relating to such meeting, a stockholder’s notice thereof must be delivered to or mailed and received at our principal executive offices no earlier than December 28, 2019 and not later than January 27, 2020, which dates are 120 days and 90 days, respectively, in advance of the anniversary of the date of this Proxy Statement. Our bylaws also provide the information that must be set forth in such stockholder notice. Our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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Stockholders are advised to review applicable SEC rules and our bylaws, which contain additional requirements with respect to submitting stockholder proposals. Our bylaws are available from our corporate secretary upon written request and under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztime.com//investors/investor-relations-corporate-governance/.

ELIMINATING DUPLICATIVE PROXY MATERIALS

We have adopted an SEC-approved procedure called “householding.” This procedure potentially means extra convenience for stockholders and cost savings for companies. Under this procedure, we send only one copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, from the other stockholder(s) sharing your address, please direct your written request to NTN Buzztime, Inc., Attention: Corporate Secretary, 1800 Aston Avenue, Suite 100, Carlsbad, California 92008 or contact us by phone at (760) 438-7400. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders of record sharing the same address are receiving multiple copies of the Notice of Internet Availability of Proxy Materials, or if applicable, Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above.

If you wish to update your participation in householding and you are a beneficial owner who holds shares in “street name” with a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

ANNUAL REPORT ON FORM 10-K

At your request, we will furnish, without charge, a complete copy of our Annual Report on Form 10-K (other than exhibits) for our fiscal year ended December 31, 2018. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for our Annual Report on Form 10-K should be directed to NTN Buzztime, Inc., Attention: Corporate Secretary, 1800 Aston Avenue, Suite 100, Carlsbad, California 92008.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our board of directors.

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EXHIBIT A

NTN BUZZTIME, INC.

2019 PERFORMANCE INCENTIVE PLAN

SECTION 1.	INTRODUCTION.

The Company’s Board of Directors adopted the NTN Buzztime, Inc. 2019 Performance Incentive Plan effective as of the Adoption Date subject to obtaining Company stockholder approval as provided in Section 15.

The purpose of the Plan is to promote the success and enhance the value of the Company by linking the individual interests of Awardees to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and its subsidiaries in their ability to motivate, attract, and retain the services of those individuals upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units, Other Equity Awards and/or Cash Awards.

Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2.	DEFINITIONS.

If a Participant’s employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) expressly includes defined terms that expressly are different from and/or conflict with the defined terms contained in this Plan then the defined terms contained in the employment agreement or Award Agreement (or other written agreement executed by and between Participant and the Company) shall govern and shall supersede the definitions provided in this Plan.

(a)	“Adoption Date” means April 8, 2019.

(b)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(c)	“Award” means any award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award under the Plan.

(d)	“Awardee” means an Employee, Non-Employee Director or Consultant who has been selected by the Committee to receive an Award under the Plan.

(e)	“Award Agreement” means an agreement between the Company and a Participant evidencing the award of an Option, SAR, Restricted Stock Grant, Stock Unit, Other Equity Award or Cash Award as applicable.

(f)	“Board” means the Board of Directors of the Company, as constituted from time to time.

(g)	“Cash Award” means, a cash incentive opportunity awarded under this Plan and which is (i) payable only in cash and is (ii) not an Option, SAR, Restricted Stock Grant, Stock Unit or Other Equity Award.

(h)	“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option’s tax withholding obligations as provided in Section 14(b).

(i)	“Cause” means, with respect to a Participant, the occurrence of any of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant’s misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant’s negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion or, in the case of Participants who are directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant.

(j)	“Change in Control” except as may otherwise be provided in a Participant’s employment agreement or Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Change in Control), means the occurrence of any one or more of the following:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections 2(h)(iii)(1), (2) and (3) below;

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(ii)	Individuals who, as of the Adoption Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Adoption Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “New Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a New Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or New Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a New Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Consummation of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under Section 2(h)(iii) above.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

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(k)	“Change in Control Event” has the meaning provided to such term under Code Section 409A and the applicable regulations and guidance promulgated thereunder.

(l)	“Charter” means the Company’s certificate of incorporation, as amended as may be amended from time to time.

(m)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(n)	“Committee” means a committee consisting of members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan. If no Committee has been appointed, the full Board shall constitute the Committee. Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(o)	“Common Stock” means the Company’s common stock (as defined in the Charter and with the rights and obligations provided under the Charter) and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(p)	“Company” means NTN Buzztime, Inc., a Delaware corporation.

(q)	“Consultant” means means any individual or entity which performs bona fide services to the Company or an Affiliate, other than as an Employee or Non-Employee Director, and who may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act

(r)	“Disability” means the following with respect to a Participant:

(i)	For all ISOs, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code;

(ii)	For all Awards which are considered nonqualified deferred compensation under Code Section 409A and for which payment can be made on account of the Participant’s disability, the disability of the Participant within the meaning of Section 409A of the Code; or

(iii)	For all other Awards, the Participant’s medically determinable physical or mental incapacitation such that for a continuous period of not less than twelve (12) months, the Participant is unable to engage in any substantial gainful activity or which can be expected to result in death.

Any question as to the existence of the Participant’s physical or mental incapacitation as to which the Participant or Participant’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company. The physician’s determination of Disability shall be made in writing to the Company and the determination shall be final and conclusive for all purposes of the Participant’s Awards.

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(s)	“Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)	“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(v)	“Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i)	If the Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE American, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii)	If the Shares were traded on the OTC Markets at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Markets for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii)	If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Markets, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(w)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code section 422.

(x)	“Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.

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(y)	“Non-Employee Director” means a member of the Board who is not an Employee.

(z)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa)	“Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(bb)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares under the Plan as provided in Section 6.

(cc)	“Optionee” means an individual, estate or other entity that holds an Option.

(dd)	“Other Equity Award” means an award (other than an Option, SAR, Stock Unit, Restricted Stock Grant or Cash Award) which derives its value from the value of Shares and/or from increases in the value of Shares. Settlement of Other Equity Awards may be in the form of Shares and/or cash as determined by the Committee.

(ee)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(ff)	“Participant” means an individual or estate or other entity that holds an Award.

(gg)	“Plan” means this NTN Buzztime, Inc. 2019 Performance Incentive Plan as it may be amended from time to time.

(hh)	“Prior Equity Plans” means the Company’s Amended 2010 Performance Incentive Plan and predecessor plans.

(ii)	“Re-Load Option” means a new Option or SAR that is automatically granted to a Participant as result of such Participant’s exercise of an Option or SAR.

(jj)	“Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs and/or outstanding Other Equity Awards for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)). For avoidance of doubt, Re-Price also includes any exchange of Options or SARs for other Awards or cash.

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(kk)	“Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.

(ll)	“Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.

(mm)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn)	“SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(oo)	“SEC” means the Securities and Exchange Commission.

(pp)	“Section 16 Persons” means those Officers or directors or Non-Employee Directors or other persons who are subject to Section 16 of the Exchange Act.

(qq)	“Securities Act” means the Securities Act of 1933, as amended.

(rr)	“Separation From Service” means a Participant’s separation from service with the Company within the meaning of Code Section 409A.

(ss)	“Service” means service as an Employee, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. The Committee determines when Service commences and when Service terminates. The Committee may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final, conclusive and binding.

(tt)	“Share” means one share of Common Stock.

(uu)	“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan as provided in Section 8.

(vv)	“Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(ww)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan as provided in Section 10.

(xx)	“Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.

(yy)	“Stockholder Approval Date” means the date that the Company’s stockholders approve this Plan provided that such approval must occur on or before the first anniversary of the Adoption Date.

(zz)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

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(aaa)	“Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.

(bbb)	“10-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3.	ADMINISTRATION.

(a)	Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board shall designate one of the members of the Committee as chairperson. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

With respect to Awards to Section 16 Persons, the Committee shall consist either (i) solely of two or more individuals who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act or (ii) of the full Board. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Awardees who are not Section 16 Persons, may grant Awards under the Plan to such Awardees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers, that may authorize Awards to Employees (who are not Section 16 Persons) within parameters specified by the Board and consistent with any limitations imposed by applicable law.

Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b)	Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i)	selecting Awardees who are to receive Awards under the Plan;

(ii)	determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)	correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;

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(iv)	accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)	interpreting the Plan and any Award Agreements;

(vi)	making all other decisions relating to the operation of the Plan; and

(vii)	granting Awards to Awardees who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

(c)	Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Bylaws or Charter, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

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SECTION 4.	GENERAL.

(a)	Eligibility. Only Employees, Non-Employee Directors and Consultants shall be eligible for designation as Awardees by the Committee.

(b)	Incentive Stock Options. Only Awardees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Awardee who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action taken by either the Participant, the Committee or the Company.

(c)	Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)	Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)	Performance Conditions. The Committee may, in its discretion, include performance conditions in any Award.

(a)	Stockholder Rights. Except as otherwise provided herein or in an applicable Award Agreement, a Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11.

(f)	Buyout of Awards. The Committee may at any time offer to buy out, for a payment in cash or cash equivalents (including without limitation Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Committee shall establish.

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(g)	Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award Agreement or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR or Other Equity Award as applicable):

(i)	if the Service of a Participant is terminated for Cause, then all Options, Cash Awards, Other Equity Awards, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards);

(ii)	if the Service of Participant is terminated due to the Participant’s death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant or his or her personal representative within six months (or for such longer period as the Committee may determine) after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards); and

(iii)	if the Service of Participant is terminated for any reason other than for Cause or other than due to death or Disability, then the vested portion of his/her then-outstanding Options/SARs/Other Equity Awards may be exercised by such Participant within three months after the Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

(h)	Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise the outstanding Option or SAR whatsoever and the Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

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(i)	Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A or the Treasury Regulations or other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the Exercise Price to equal what was the Fair Market Value on the grant date of the Award). Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a “specified employee” (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first (1st) business day of the seventh (7th) month following the Participant’s Separation From Service, or (ii) 10 days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Code Section 409A, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Code Section 409A. The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.

(j)	Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k)	Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l)	Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted under this Plan.

(b)	Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(m)	Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

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(n)	Governing Law. This Plan, and (unless otherwise provided in the Award Agreement) all Awards, shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(o)	No Re-Pricing of Options or SARs or Other Equity Awards or Award of Re-Load Options. Notwithstanding anything to the contrary, (i) outstanding Options or SARs or Other Equity Awards may not be Re-Priced and (ii) Re-Load Options may not be awarded, in each case without the approval of Company stockholders. Moreover, any amendment to the Plan or any Award Agreement that results in the Re-Pricing of an Option or SAR or Other Equity Award issued under the Plan shall not be effective without prior approval of the stockholders of the Company. For this purpose, repricing includes a reduction in the Exercise Price of an Option or a SAR or the cancellation of an Option or SAR in exchange for cash, Options or SARs or Other Equity Award with an Exercise Price less than the Exercise Price of the cancelled Option or SAR, other Awards under the Plan or any other consideration provided by the Company.

(p)	Other Awards. The Committee may in its discretion issue Other Equity Awards and/or Cash Awards to Awardees. The terms and conditions of any such Awards shall be evidenced by an Award Agreement between the Participant and the Company.

(q)	Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes.

(r)	Payment of Non-Employee Director Cash Fees with Equity Awards. If the Board affirmatively decides to authorize such a process, each Non-Employee Director may elect to receive a Restricted Stock Grant (or Stock Units or Other Equity Awards) issued under the Plan in lieu of payment of all or a portion of his or her annual cash retainer and/or any other cash fees including without limitation meeting fees, committee service fees and participation fees. Any such elections made by a Non-Employee Director shall be effected no later than the time permitted by applicable law and in accordance with the Company’s insider trading policies and/or other policies. The aggregate grant date fair market value of any Restricted Stock Grants or Stock Units or Other Equity Awards issued pursuant to this Section 4(v) is intended to be equivalent to the value of the foregone cash fees. Any cash fees not elected to be received as a Restricted Stock Grant or Stock Units or Other Equity Awards shall be payable in cash in accordance with the Company’s standard payment procedures. The Board in its discretion shall determine the terms, conditions and procedures for implementing this Section 4(v) and may also modify or terminate its operation at any time.

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SECTION 5.	SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)	Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Sections 5(b) and 11, the maximum aggregate number of Shares that may be issued:

(i)	under the Plan shall not exceed 240,000 Shares (the “Share Limit”); and

(ii)	pursuant to the exercise of ISOs granted under this Plan shall not exceed 240,000 Shares (the “ISO Limit”).

(b)	Share Counting. If Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a) and the balance shall again become available for Awards under the Plan. If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a). Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity shall not be counted against the limits specified in Sections 5(a).

(c)	Dividend Equivalents. Any dividend equivalents distributed under the Plan in the form of Shares shall not be counted against the limits specified in Sections 5(a).

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS.

(a)	Stock Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

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(c)	Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to (i) outstanding stock options being assumed or (ii) Options being granted in exchange for cancellation of options granted by another issuer as provided under Section 6(e) or (iii) an NSO granted with a per share Exercise Price that is less than the per Share Fair Market Value on the date of Award and further provided that the Committee expressly acknowledges in its granting resolutions its awareness that such Option may be subject to the requirements of Code Section 409A, the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for 10-Percent Stockholders in the case of ISOs) of a Share on the date of Award.

(d)	Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided, however that the term of an Option shall in no event exceed 10 years from the date of Award. An ISO that is granted to a 10-Percent Stockholder shall have a maximum term of 5 years. No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company’s right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)	Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

(f)	Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. Except as otherwise provided in the applicable Stock Option Agreement, no Option or interest therein may be subject to a short position nor may any Option or interest therein be gifted, transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Optionee during his/her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

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SECTION 7.	PAYMENT FOR OPTION SHARES.

(a)	General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash (or check) at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)	In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii)	In the case of an NSO granted under the Plan, the Committee may in its discretion, at any time accept payment in any form(s) described in this Section 7.

(b)	Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c)	Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)	Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.

(e)	Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)	SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.

(c)	Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Award.

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(d)	Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed 10 years from the date of Award. No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events. SARs may be awarded in combination with Options or other Awards, and such an Award may provide that the SARs will not be exercisable unless the related Options or other Awards are forfeited. A SAR may be included in an ISO only at the time of Award but may be included in an NSO at the time of Award or at any subsequent time, but not later than six (6) months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)	Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)	Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.

(g)	Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be transferred, assigned, alienated, pledged, hypothecated, attached, sold, or encumbered by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

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SECTION 9.	TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS.

(a)	Restricted Stock Grant Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.

(b)	Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.

(c)	Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d)	Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as other holders of Common Stock. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) may be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(e)	Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.

(f)	Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).

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SECTION 10.	TERMS AND CONDITIONS FOR STOCK UNITS.

(a)	Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares and Payment. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Award pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)	Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.

(d)	Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units may be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.

(e)	Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.

(f)	Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d).

(g)	Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within 30 days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(h)	Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

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SECTION 11.	ADJUSTMENTS.

(a)	Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i)	the Share Limit and ISO Limit specified in Section 5(a);

(ii)	the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iii)	the number and kind of securities covered by each outstanding Award;

(iv)	the Exercise Price under each outstanding Option and SAR and Other Equity Award; and

(v)	the number and kind of outstanding securities issued under the Plan.

(b)	Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)	Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

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SECTION 12.	EFFECT OF A CHANGE IN CONTROL.

(a)	Merger or Reorganization. In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or Change in Control Event or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, or for the mandatory exercise or conversion of Awards into Shares and/or cash whether by Net Exercise or otherwise, in all cases without the consent of the Participant.

(b)	Acceleration of Vesting. In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 12(a), the Committee may in its discretion provide that some or all Awards shall vest and become exercisable in connection with such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price). The Committee may also in its discretion include in an Award Agreement a requirement that, under certain circumstances, acceleration of vesting (or compensation payable) with respect to such Award shall be reduced (or eliminated) to the extent that such reduction (or elimination) would, after taking into account any other payments in the nature of compensation to which the Participant would have a right to receive from the Company and any other person contingent upon the occurrence of a Change in Control, prevent the occurrence of a “parachute payment” as defined under Code Section 280G.

SECTION 13.	LIMITATIONS ON RIGHTS.

(a)	Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, or Non-Employee Director of the Company, a Parent, a Subsidiary or an Affiliate or to receive any future Awards under the Plan. he Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Bylaws and Charter and a written employment agreement (if any).

(b)	Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)	Dissolution. To the extent not previously exercised or settled, all Options, SARs, Stock Units, Cash Awards, Other Equity Awards and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company without consideration (except for repayment of any amounts a Participant had paid to the Company to acquire unvested Shares underlying the forfeited Awards).

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(d)	Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Awards may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

SECTION 14.	WITHHOLDING TAXES.

(a)	General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(b)	Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding tax obligations related to an Award through a sale of Shares underlying the Award or, in the case of Options, through Net Exercise or Cashless Exercise. The number of Shares that are withheld from an Award pursuant to this section may also be limited by the Committee, to the extent necessary, to avoid liability-classification of the Award (or other adverse accounting treatment) under applicable financial accounting rules including without limitation by requiring that no amount may be withheld which is in excess of the applicable maximum statutory withholding rates. The Committee, in its discretion, may permit other forms of payment of applicable tax withholding.

SECTION 15.	DURATION AND AMENDMENTS.

(a)	Term of the Plan. The Plan, as set forth herein, is conditioned upon and subject to the approval of the Company’s stockholders and is effective on the Adoption Date. No settlement of Awards or exercise of Options or SARs may occur before the Stockholder Approval Date. If the Company’s stockholders do not approve the Plan on or before the first anniversary of the Adoption Date, then the Plan shall terminate and be null and void and any Awards granted under the Plan shall be then forfeited without consideration. In any event, the Plan shall terminate on the day before the 10th anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 15. This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Plans or other Company equity compensation plans.

(b)	Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination (or amendment of an executed Award Agreement) shall be made which would materially impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award; provided that no such Participant consent shall be required with respect to any amendment if the Committee determines in its sole discretion that such amendment is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.

SECTION 16.	SECTION 16. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

NTN BUZZTIME, INC.

By:
Title:

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NTN BUZZTIME, INC.
1800 ASTON AVENUE, SUITE 100
CARLSBAD, CA 92008

VOTE BY INTERNET
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During The Meeting - Go to **www.virtualshareholdermeeting.com/NTN2019**

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NTN BUZZTIME, INC.

The Board of Directors recommends you vote FOR each nominee listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeff Berg
02) Ram Krishnan
03) Steve Mitgang
04) Richard Simtob
05) Gregory Thomas
06) Paul Yanover

The Board of Directors recommends you vote FOR the proposals below.

The Board of Directors recommends you vote 3 Years on the proposal below.

	3 Years	2 Years	1 Year	Abstain
4. To vote on a non-binding advisory basis regarding the frequency of future voting on the non-binding advisory vote on the compensation of our named executive officers; and	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the proposal below.

In their discretion, the proxies named on the reverse, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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